Exhibit 32

Certification

Each undersigned officer of Capital Crossing Preferred Corporation (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.  This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and Item 601(b)(32) of Regulation S-K (“Item 601(b)(32)”) promulgated under the Exchange Act.  In accordance with clause (ii) of Item 601(b)(32), this certification shall not be deemed (i) “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section or (ii) to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Date: August 13, 2004	By:	/s/ Richard Wayne
Richard Wayne
President (Principal Executive Officer)

Date: August 13, 2004	By:	/s/ Edward F. Mehm
Edward F. Mehm
Treasurer (Principal Financial Officer)